Meyler & Company LLC
Certified Public Accountants
& Management Consultants

One Arin Park
1715 Highway 35
Middletown, NJ 07748

Phone: 732-671-2244

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in Post–Effective Amendment No. 76 on Form N-1A of the American Heritage Fund, Inc. of our report dated September 25, 2005 on the Financial Statements of such Company. We also consent to the reference to our firm as Independent Registered Public Accountants in such Registration Statement.

Meyler & Company, LLC

January 26, 2006